Exhibit 99.1

ONCOCYTE REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS and PLANS TO FILE FORM 12b-25 to extend filing date of its form 10-k

IRVINE, Calif., March 31, 2023 (GLOBE NEWSWIRE) — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company, today announced plans to file a Form 12b-25 with the U.S. Securities and Exchange Commission regarding its Annual Report on Form 10-K and reports preliminary financial results for the full year ended December 31, 2022. The Company is completing its final review of the information required to be presented for the relevant period. The Form 12b-25 provides the Company with an additional 15 calendar days to complete its assessment and allows its independent registered public accounting firm extra time to complete its audit of the Company’s financial statements before filing its Form 10-K reports.

The Company currently anticipates filing the 2022 Form 10-K as soon as practicable and expects that, in compliance with Rule 12b-25, it will be filed no later than April 17, 2023.

“The Company continues to work diligently to submit the filing. Turning to our recent performance, we have committed to a strategic shift from a service lab model to a product-driven revenue model with low-cost infrastructure and scalable high-margin distributable content” said Joshua Riggs, CEO. “With a reduced cash burn, we believe this puts us in a better position to support the future of our core products and rapidly deliver on our major milestones ahead. We are confident that a kitted product approach puts our unique technology in the hands of researchers at every level, from pharma to academia, encouraging research on the role of the tumor microenvironment in oncology and transplant graft health and viability.”

Recent Highlights:

●	Appointed Joshua Riggs to President, CEO, and to its Board of Directors
●	Appointed seasoned healthcare executive Lou Silverman to its Board of Directors as Lead Independent Director
●	Announced the divestiture of DetermaRx, resulting in expected savings of approximately $30 million in operating cost and development obligations over the next two years
●	Implemented cost reduction plans to drive expected quarterly average 2H 2023 cash burn below $6 million, down from $10.5 million in 2H 2022
●	Focused development of VitaGraft and DetermaIO in 2023 with DetermaCNI in development pipeline for 2024
●	Entered into an amendment to the Chronix Merger Agreement in February 2022 to reduce contingent liabilities and open a kitting opportunity for VitaGraft
●	Completed VitaGraft RUO feasibility, anticipated to enter pre-manufacturing optimization in 2Q 2023
●	Initiated DetermaIO multicenter SWOG study for Triple Negative Breast Cancer and had Metastatic Colorectal Cancer data accepted for publication in Clinical Cancer Research
●	Submitted DetermaIO reimbursement dossier to MolDx in December 2022

2022 Preliminary Financial Results

Consolidated revenues for the three and twelve months ended December 31, 2022, were approximately $1.1 million and $5.6 million, respectively, a decrease of 69% compared to fourth quarter 2021 and 27% compared to the full year 2021. Excluding DetermaRx revenue, the continuing operations revenue was $1.0 million for the year ended December 31, 2022.

Consolidated DetermaRx revenues for the three months ended December 31, 2022 were $0.8 million, a 3% increase from the same period in 2021. Consolidated DetermaRx revenues for the year ended December 31, 2022, were approximately $3.6 million, a 47% percent increase from the previous year.

Consolidated cost of revenues for the three months ended December 31, 2022 were approximately $2.4 million, including $1.6 million from the cost of diagnostic tests and testing services we performed for our pharma customers, and approximately $0.8 million in noncash amortization expense.

Consolidated cost of revenues for the year ended December 31, 2022 were approximately $8.9 million, including $5.2 million from the cost of diagnostic tests and testing services we performed for our pharma customers, and $3.7 million in noncash amortization expense. Cost of revenues for continuing operations were approximately $1.0 million.

Consolidated operating expenses for the year ended December 31, 2022 were approximately $69.0 million, including $22.4 million from general and administrative, $19.4 million from research and development, $13.6 million from sales and marketing, $31.0 million gain from change in fair value of contingent consideration, $44.6 million from impairment loss. Operating expenses from continuing operations for the year ended December 31, 2022 were approximately $18.0 million.

Conference Call Information

The Company will host a conference call on April 3rd at 8:30 am EDT / 5:30 am PDT to discuss the results along with recent corporate developments. The dial-in number in the U.S./Canada is 1-877-407-9716; for international participants, the number is 1-201-493-6779. To access the live webcast, go to the investor relations section on the Company’s website, or by clicking here: https://viavid.webcasts.com/starthere.jsp?ei=1596927&tp_key=b228274c7e. A webcast replay will be available on the Oncocyte website for 90 days following the completion of the call.

About Oncocyte

Oncocyte is a precision diagnostics company. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients. DetermaIO™ is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies. VitaGraft™ is a blood-based solid organ transplantation monitoring test, and pipeline test DetermaCNI™ is blood-based monitoring tool for monitoring therapeutic efficacy.

DetermaIO™, DetermaCNI™, and VitaGraft™ are trademarks of Oncocyte Corporation

Oncocyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the expectation that the Company’s cash runway can support future product development milestones, the expected savings of approximately $30 million in operating cost & development obligations over the next two years as a result of the divestiture of DetermaRx, the expectation that cost reduction plans will drive quarterly average 2H 2023 cash burn below $6M, the anticipation that DetermaCNI will be in the development pipeline for 2024, the anticipation of kitting opportunities for VitaGraft, the anticipation that VitaGraft RUO will enter pre-manufacturing optimization in Q2 2023, the belief that the Company is poised to rapidly deliver on major milestones, the belief that a kitted product approach will put the Company’s unique technology in the hands of researchers at every level and encourage research on the role of the tumor microenvironment in oncology and transplant graft health and viability, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of the recent COVID-19 pandemic on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

ONCOCYTE CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2022	2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,993	$32,948
Accounts receivable, net	2,012	1,437
Marketable equity securities	433	904
Prepaid expenses and other current assets	977	901
Current assets of discontinuing operations	2,121	2,953
Total current assets	25,536	39,143

NONCURRENT ASSETS
Right-of-use and financing lease assets, net	2,088	2,779
Machinery and equipment, net, and construction in progress	8,763	5,590
Goodwill	-	18,684
Intangible assets, net	61,633	61,721
Restricted cash	1,700	1,700
Other noncurrent assets	371	264
Other noncurrent assets of discontinuing operations	-	29,682
TOTAL ASSETS	$100,091	$159,563

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,253	$1,810
Accrued compensation	1,771	3,092
Accrued expenses and other current liabilities	3,839	2,085
Accrued severance from acquisition	2,314	2,352
Accrued liabilities from acquisition	109	1,388
Loans payable, net of deferred financing costs	-	1,313
Right-of-use and financing lease liabilities, current	815	819
Current liabilities of discontinuing operations	2,005	1,261
Total current liabilities	12,106	14,120

NONCURRENT LIABILITIES
Right-of-use and financing lease liabilities, noncurrent	2,729	3,545
Contingent consideration liabilities	45,662	76,681

TOTAL LIABILITIES	60,497	94,346

COMMITMENTS AND CONTINGENCIES

Series A Redeemable Convertible Preferred Stock, no par value; stated value $1,000 per share; 6 shares issued and outstanding at December 31, 2022; aggregate liquidation preference of $6,091 as of December 31, 2022	5,302	-

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 230,000 shares authorized; 118,644 and 92,232 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	294,929	252,954
Accumulated other comprehensive income	39	37
Accumulated deficit	(260,676)	(187,774)
Total shareholders’ equity	34,292	65,217
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,091	$159,563

ONCOCYTE CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2022	2021

Net revenue	$958	$2,198

Cost of revenues	880	697
Cost of revenues – amortization of acquired intangibles	96	81
Gross margin	(18)	1,420

Operating expenses:
Research and development	7,301	5,035
Sales and marketing	1,132	552
General and administrative	21,881	22,205
Change in fair value of contingent consideration	(31,019)	27,266
Loss from goodwill impairment	18,684	-
Loss from held for sale assets	-
Total operating expenses	$17,979	$55,058

Loss from operations	$(17,997)	$(53,638)

OTHER INCOME (EXPENSES), NET
Interest expense, net	(77)	(209)
Unrealized gain (loss) on marketable equity securities	(471)	229
Pro rata loss from equity method investment in Razor	-	(270)
Gain on extinguishment of debt (PPP loan)	-	1,141
Other expenses, net	(67)	(37)
Total other income (expenses), net	(615)	854

LOSS BEFORE INCOME TAXES	(18,612)	(52,784)

Income tax benefit	-	9,261

Loss from continuing operations	(18,612)	(43,523)
Loss from discontinued operations	(54,290)	(20,574)

NET LOSS	(72,902)	(64,097)

Accretion of Series A redeemable convertible preferred stock	(520)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC AND DILUTED	(73,422)	(64,097)

Net loss per share from continuing operations, basic and diluted	$(0.17)	$(0.49)
Net loss per share from discontinuing operations, basic and diluted	$(0.49)	$(0.23)
Net loss per share: basic and diluted	(1)	(1)

Weighted average shares outstanding: basic and diluted	110,800	88,920

Oncocyte Corporation

Unaudited Reconciliation of Non-GAAP Financial Measure

Adjusted Loss from Operations

(Amounts in Thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Consolidated GAAP loss from operations - as reported	$(44,664)	$(35,680)	$(72,287)	$(74,212)
Stock-based compensation expense	2,619	1,706	10,042	6,841
Change in fair value of contingent consideration	(13,862)	25,006	(31,019)	27,266
Severance charge	1,640	255	2,829	2,707
Depreciation and amortization expense	1,278	1,251	5,220	4,205
Impairment loss	44,550	-	44,550	-
Consolidated Non-GAAP loss from operations, as adjusted	$(8,439)	$(7,462)	$(40,665)	$(33,193)